As filed with the U.S. Securities and Exchange Commission on November 8, 2018
Registration Statement No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-2242751
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10 Hudson Yards
New York, NY  10001
 (Address, including zip code, of registrant's principal executive offices)

Tapestry, Inc. 2018 Stock Incentive Plan
 (Full Title of Plan)

Todd Kahn, Esq.
President, Chief Administrative Officer, Chief Legal Officer and Secretary
10 Hudson Yards
New York, NY  10001
 (212) 594-1850
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	23,998,639 Shares	$42.10	$1,010,342,701.90	$122,453.54

(1)
Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plan described herein as the result of any future stock split, stock dividend or similar adjustment of Registrant’s outstanding Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the Registrant's Common Stock on November 6, 2018 as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                          Plan Information.

Not required to be filed with this Registration Statement.

Item 2.                          Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by Tapestry, Inc. (the “Company”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “2018 Form 10-K”), filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2018;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended September 29, 2018, filed with the Commission on November 8, 2018;

(c)
The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 10, 2018, July 16, 2018, July 20, 2018, August 10, 2018, August 10, 2018, August 14, 2018 (other than such information therein that is deemed to have been furnished rather than filed in accordance with SEC rules), September 28, 2018, October 30, 2018 (other than such information therein that is deemed to have been furnished rather than filed in accordance with SEC rules), November 6, 2018, November 8, 2018 and November 8, 2018, respectively;

(d)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A (filed with the Commission on September 28, 2018) which were incorporated by reference into the Company’s 2018 Form 10-K; and

(e)
The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on September 27, 2000, and any amendment or report filed for the purpose of updating such description; and

(f)
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is, or is deemed to be, incorporated by reference, herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company is incorporated in Maryland. Section 2-405.2 of the Maryland General Corporation Law permits a Maryland  corporation  to  include in its charter a provision  limiting  the liability of its directors and officers  to  the corporation  and  its  stockholders  for  money  damages  except  for  liability resulting  from (a) actual receipt of an  improper  benefit or profit in money, property or services or (b) active and deliberate  dishonesty  established by a final judgment  as  material  to the cause of  action.  The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

The Company's charter  authorizes it and the bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who has agreed to become a director or officer or who, while a director or officer of the  Company  and at the request of the  Company, serves or has served another  corporation,  partnership,  joint venture,  trust, employee  benefit plan or other enterprise as a director, officer, employee or agent from and  against any claim or  liability  to which that person may become subject  or which  that  person  may incur by  reason of his or her  status as a present or former  director or  officer,  or a person who has agreed to become a director or officer,  of the Company and to pay or  reimburse  their  reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also  permit  the  Company, with the  approval  of the  Board of Directors,  to indemnify  and advance  expenses to any person who served a  predecessor  of the Company in any of the  capacities  described  above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a  corporation  to  indemnify  its  present  and  former  directors  and officers,  among others, against judgments,  penalties,  fines,  settlements and reasonable  expenses actually incurred by them in connection with any proceeding to which  they may be made a party by reason of their  service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the  proceeding and (1) was committed  in bad  faith  or  (2)  was  the  result  of  active  and  deliberate dishonesty,  (b) the director or officer actually  received an improper personal benefit  in  money,  property  or  services  or (c) in the case of any  criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However,  under Maryland law, a Maryland  corporation may not  indemnify  for an adverse  judgment in a suit by or in the right of the corporation  or for a judgment of liability on the basis that  personal  benefit was improperly  received,  unless in either case a court orders  indemnification and then only for expenses.  In addition,  Maryland law permits a corporation to advance  reasonable  expenses  to a director or officer  upon the  corporation's receipt  of (x) a written  affirmation  by the  director  or officer of his good faith   belief  that  he  has  met  the  standard  of  conduct  necessary for indemnification by the corporation  and (y) a written  undertaking by him or on his behalf to repay the amount paid or  reimbursed by the  corporation  if it is ultimately determined that the standard of conduct was not met.

Certain of the Company’s employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans.

The Company maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Tapestry, Inc., dated October 31, 2017, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 31, 2017

3.2	Articles of Incorporation, dated June 1, 2000, incorporated by reference to the S-1 filed on June 16, 2000

3.3	Articles Supplementary of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2001

3.4	Articles of Amendment of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2001

3.5
Articles of Amendment to Charter of Tapestry, Inc., effective as of October 31, 2017, which is incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October 31, 2017

3.6	Specimen Certificate for Common Stock of Tapestry, Inc., which is incorporated herein by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on August 16, 2018

4.1
Indenture, dated as of March 2, 2015, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated herein by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015

4.2
First Supplemental Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated herein by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015

4.3
Form of 4.250% senior unsecured notes due 2025 (included in the First Supplemental Indenture), which is incorporated herein by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015

4.4
Second Supplemental Indenture, dated as of June 20, 2017, relating to the 3.000% senior unsecured notes due 2022, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

4.5
Third Supplemental Indenture, dated as of June 20, 2017, relating to the 4.125% senior unsecured notes due 2027, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

4.6
Form of 3.000% senior unsecured notes due 2022 (included in the Second Supplemental Indenture), which is incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

4.7
Form of 4.125% senior unsecured notes due 2027 (included in the Third Supplemental Indenture), which is incorporated by reference from Exhibit 4.4 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney

99.1
Tapestry, Inc. 2018 Stock Incentive Plan (incorporated by reference to Appendix A in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 28, 2018)

_______________________
*  Filed herewith.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 8, 2018.

TAPESTRY, INC.

By:	/s/ Victor Luis
Name: Victor Luis
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:

Name	Title	Date

/s/ Victor Luis	Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2018
Victor Luis

/s/ Kevin Wills	Chief Financial Officer (Principal Financial Officer)	November 8, 2018
Kevin Wills

/s/ Brian Satenstein	Controller (Principal Accounting Officer)	November 8, 2018
Brian Satenstein

*	Chairman & Director	November 8, 2018
Jide Zeitlin

*	Director	November 8, 2018
Darrell Cavens

*	Director	November 8, 2018
David Denton

*	Director	November 8, 2018
Anne Gates

*	Director	November 8, 2018
Andrea Guerra

*	Director	November 8, 2018
Susan Kropf

*	Director	November 8, 2018
Annabelle Yu Long

*	Director	November 8, 2018
Ivan Menezes

*By:	/s/ Victor Luis
Victor Luis Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Tapestry, Inc., dated October 31, 2017, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 31, 2017

3.2	Articles of Incorporation, dated June 1, 2000, incorporated by reference to the S-1 filed on June 16, 2000

3.3	Articles Supplementary of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2001

3.4	Articles of Amendment of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2001

3.5
Articles of Amendment to Charter of Tapestry, Inc., effective as of October 31, 2017, which is incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October 31, 2017

3.6	Specimen Certificate for Common Stock of Tapestry, Inc., which is incorporated herein by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on August 16, 2018

4.1
Indenture, dated as of March 2, 2015, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated herein by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015

4.2
First Supplemental Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated herein by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015

4.3
Form of 4.250% senior unsecured notes due 2025 (included in the First Supplemental Indenture), which is incorporated herein by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015

4.4
Second Supplemental Indenture, dated as of June 20, 2017, relating to the 3.000% senior unsecured notes due 2022, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated by reference from Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

4.5
Third Supplemental Indenture, dated as of June 20, 2017, relating to the 4.125% senior unsecured notes due 2027, between Coach, Inc. and U.S. Bank National Association, as trustee, which is incorporated by reference from Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

4.6
Form of 3.000% senior unsecured notes due 2022 (included in the Second Supplemental Indenture), which is incorporated by reference from Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

4.7
Form of 4.125% senior unsecured notes due 2027 (included in the Third Supplemental Indenture), which is incorporated by reference from Exhibit 4.4 to the Registrant's Current Report on Form 8-K, filed on June 20, 2017

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney

99.1
Tapestry, Inc. 2018 Stock Incentive Plan (incorporated by reference to Appendix A in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 28, 2018)

_______________________
*  Filed herewith.